= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM T-1 STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) |__| ___________________________ THE BANK OF NEW YORK MELLON (Exact name of trustee as specified in its charter) New York 13-5160382 (Jurisdiction of incorporation (I.R.S. employer if not a U.S. national bank) identification no.) 240 Greenwich Street, New York, N.Y. 10286 (Address of principal executive offices) (Zip code) ___________________________ Potomac Electric Power Company (Exact name of obligor as specified in its charter) District of Columbia and Virginia 53-0127880 (State or other jurisdiction of (I.R.S. employer incorporation or organization) identification no.) 701 Ninth Street, N.W. Washington, District of Columbia 20068 (Address of principal executive offices) (Zip code) ___________________________ Senior Notes (Title of the indenture securities) = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = 7666396_1

1. General information. Furnish the following information as to the Trustee: (a) Name and address of each examining or supervising authority to which it is subject. Name Address Superintendent of the Department of One State Street, New York, N.Y. Financial Services of the State of New 10004-1417, and Albany, N.Y. York 12223 Federal Reserve Bank of New York 33 Liberty Street, New York, N.Y. 10045 Federal Deposit Insurance Corporation 550 17th Street, NW Washington, D.C. 20429 The Clearing House Association L.L.C. 100 Broad Street New York, N.Y. 10004 (b) Whether it is authorized to exercise corporate trust powers. Yes. 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation. None. 16. List of Exhibits. Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d). 1. A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735). - 2 -

4. A copy of the existing By-laws of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-229494). 6. The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-229519). 7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority. - 3 -

SIGNATURE Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Woodland Park, and State of New Jersey, on the 23rd day of August, 2019. THE BANK OF NEW YORK MELLON By: /s/ Laurence J. O’Brien Name: Laurence J. O’Brien Title: Vice President - 4 -

EXHIBIT 7 Consolidated Report of Condition of THE BANK OF NEW YORK MELLON of 240 Greenwich Street, New York, N.Y. 10286 And Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business June 30, 2019, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act. ASSETS Dollar amounts in thousands Cash and balances due from depository institutions: Noninterest-bearing balances and currency and coin............................................................. 4,814,000 Interest-bearing balances ..................................... 84,689,000 Securities: Held-to-maturity securities .................................. 34,540,000 Available-for-sale securities ................................ 83,638,000 Equity securities with readily determinable fair values not held for trading 41,000 Federal funds sold and securities purchased under agreements to resell: Federal funds sold in domestic offices................. 0 Securities purchased under agreements to resell……………………………………… 47,936,000 Loans and lease financing receivables: Loans and leases held for sale……………. 0 Loans and leases held for investment……………..................................... 23,952,000 LESS: Allowance for loan and lease losses………... ......................................... 120,000 Loans and leases held for investment, net of allowance...................................................... 23,832,000 Trading assets.......................................................... 3,898,000 Premises and fixed assets (including capitalized leases) ................................................ 2,469,000 Other real estate owned........................................... 2,000 Investments in unconsolidated subsidiaries and associated companies .................................... 1,772,000 Direct and indirect investments in real estate ventures 0 Intangible assets: 7,052,000 Other assets ............................................................. 15,465,000 7666021_1

Total assets.............................................................. 310,148,000 LIABILITIES Deposits: In domestic offices............................................... 140,976,000 Noninterest-bearing.............................................. 53,754,000 Interest-bearing .................................................... 87,222,000 In foreign offices, Edge and Agreement subsidiaries, and IBFs ....................................... 117,370,000 Noninterest-bearing.............................................. 5,915,000 Interest-bearing .................................................... 111,455,000 Federal funds purchased and securities sold under agreements to repurchase: Federal funds purchased in domestic offices……………………………………........... 3,311,000 Securities sold under agreements to repurchase .......................................................... 962,000 Trading liabilities.................................................... 2,366,000 Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)……. 12,531,000 Not applicable Not applicable Subordinated notes and debentures......................... 0 Other liabilities........................................................ 6,626,000 Total liabilities ........................................................ 284,142,000 EQUITY CAPITAL Perpetual preferred stock and related surplus……………………………………. 0 Common stock ........................................................ 1,135,000 Surplus (exclude all surplus related to preferred stock) .................................................... 11,080,000 Retained earnings.................................................... 15,154,000 Accumulated other comprehensive income……… -1,363,000 Other equity capital components………………… 0 Total bank equity capital......................................... 26,006,000 Noncontrolling (minority) interests in consolidated subsidiaries ……………………… 0 Total equity capital ................................................. 26,006,000 Total liabilities and equity capital........................... 310,148,000

I, Michael Santomassimo, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief. Michael Santomassimo Chief Financial Officer We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct. Charles W. Scharf Samuel C. Scott Directors Joseph J. Echevarria